Filed pursuant to Rule 424(b)(5)
Registration No. 333-228113

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 13, 2018)

Up to $16,000,000 of Shares of Common Stock and

375,000 Shares of Common Stock as Commitment Shares

This prospectus supplement relates to the issuance and sale of up to $16,000,000 in shares of our common stock, and an additional 375,000 shares of common stock as Commitment Shares (as defined below), to Lincoln Park Capital Fund, LLC (“Lincoln Park”), under a Purchase Agreement entered into on December 27, 2019 (the “Purchase Agreement”).

The shares offered include:

•	$1,000,000 of shares of common stock that Lincoln Park is purchasing as the initial purchase, at a purchase price of $0.6531 per share;

•

up to $15,000,000 of shares of common stock that may be sold from time to time after the initial purchase, at our sole discretion, to Lincoln Park over the next 24 months in accordance with the Purchase Agreement; and

•	375,000 shares of common stock to be issued to Lincoln Park, in consideration for entering into the Purchase Agreement (the “Commitment Shares”).

Our common stock trades on the Nasdaq Global Market (“Nasdaq”) under the symbol “MVIS.” On December 26, 2019, the last reported sales price of our common stock on Nasdaq was $0.74 per share.

Investing in our securities involves a high degree of risk. Please see the sections entitled “Risk Factors” on page S-6 of this prospectus supplement, on page 1 of the accompanying prospectus, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 27, 2019

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $60 million of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “MicroVision,” “the Company,” “we,” “us,” “our” and similar names refer to MicroVision, Inc.

S-ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

Overview

MicroVision, Inc. is a pioneer in laser beam scanning (LBS) technology that we market under our brand name PicoP®. We have developed our proprietary scanning technology that can be used in products for interactive projection, consumer light detection and ranging (LiDAR), automotive LiDAR, and augmented and mixed reality. Our PicoP® scanning technology is based on our patented expertise in systems that include micro-electrical mechanical systems (MEMS), laser diodes, opto-mechanics, and electronics and how those elements are packaged into a small form factor, low power scanning engine that can display, interact and sense, depending on the needs of the application. These systems utilize edge computing and machine intelligence as part of the solutions.

Our strategy includes selling LBS engines to original equipment manufacturers (OEMs) and original design manufacturers (ODMs). We plan to offer scanning engines to support a wide array of applications: an interactive scanning engine for smart home speakers and other Internet of Things (IoT) products, a LiDAR engine for consumer electronic applications, and solutions for augmented and mixed reality devices. We also are developing LiDAR for automotive collision avoidance systems.

In addition to selling engines, we have licensed our patented PicoP® scanning technology to other companies for incorporation into their scanning engines for projection. We sell our customers key components needed to produce their laser scanning engines and/or license our technology in exchange for a royalty fee or margin for each scanning engine they sell. Companies to whom we license our PicoP® scanning technology are typically OEMs or ODMs who are in the business of making components or products ready for sale to end users. To date, we have primarily focused on the consumer electronics market, however, we believe that our LBS technology could support multiple applications and markets including automotive, medical, and industrial.

We continue to engage in negotiations for a component purchase agreement with a potential customer to enable launch of an interactive display module. There can be no assurance that such agreement will be executed or that our potential customer will order components from us in the quantities we expect, within the timeframe we expect, or at all.

While we are optimistic about our technology and the potential for future revenues, we have incurred substantial losses since inception and we expect to incur a significant loss during the fiscal year ending December 31, 2019.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 6244 185th Ave NE, Suite 100, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	MicroVision, Inc.

Common Stock offered by MicroVision	•	$1,000,000.60 of shares of common stock that Lincoln Park is purchasing as the initial purchase, at a purchase price of $0.6531 per share;

•	up to $15,000,000 of shares of common stock that may be sold from time to time after the initial purchase, at our sole discretion, to Lincoln Park over the next 24 months in accordance with the Purchase Agreement; and

•	375,000 shares of common stock to be issued to Lincoln Park as Commitment Shares, in consideration for entering into the Purchase Agreement.

Common stock outstanding before the offering	123,896,468 shares

Common stock to be outstanding after the offering	145,893,090 shares, including the 375,000 Commitment Shares and assuming sale of 21,621,622 shares at a price of $0.74 per share, which was the closing price of our common stock on the Nasdaq Global Market on December 26, 2019. The actual number of shares issued will vary depending on the sales prices under this offering, but will not be equal to or greater than 24,766,904 representing 19.99% of the shares of Common Stock outstanding on the date of the Purchase Agreement, unless in accordance with Nasdaq Market rules.

Use of proceeds	We intend to use net proceeds of this offering for general corporate purposes, including working capital and capital expenditures. See “Use of Proceeds” on Page S-8 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the “Risk Factors” section of this prospectus supplement or incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ ticker symbol	MVIS

Agreements with Lincoln Park Capital Fund, LLC

On December 27, 2019, we entered into a Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $16,000,000 (including the initial purchase of $1,000,000) of shares of our common stock at our discretion as described below. As consideration for entering into the Purchase Agreement, we agreed to issue 375,000 shares of our common stock to Lincoln Park as a commitment fee (the “Commitment Shares”).

We are filing this prospectus supplement to cover the offer and sale of up to $16,000,000 of shares of our common stock, which consists of (i) $1,000,000 of shares that Lincoln Park is purchasing as the initial purchase under the Purchase Agreement (the “Initial Purchase”) at a purchase price of $0.6531 per share, (ii) additional shares of common stock with an aggregate offering price of up to $15,000,000, which we may sell from time to time in our sole discretion to Lincoln Park over the next 24 months, subject to the conditions and limitations in the Purchase Agreement, and (iii) the 375,000 Commitment Shares.

In addition to the Initial Purchase of $1,000,000 of shares of our common stock, under the Purchase Agreement, from time to time on any trading day we select, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 175,000 shares of our common stock (each such purchase, a “Regular Purchase”) over the 24-month term of the Purchase Agreement; provided, however, that such limit may be increased to up to 225,000 shares if the last closing sale price of our common stock is at least $1.25 on the purchase date, may be increased to up to 275,000 shares if the last closing sale price of our common stock is at least $1.75 on the purchase date, may be increased to up to 325,000 shares if the last closing sale price of our common stock is at least $2.50 on the purchase date, and may be increased to up to 425,000 shares if the last closing sale price of our common stock is at least $3.00 on the purchase date (each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). The purchase price for shares of common stock to be purchased by Lincoln Park will be the equal to lesser of (i) the lowest sale price on the purchase date, as reported by Nasdaq, or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the ten trading days prior to the purchase date. Lincoln Park’s obligation under each Regular Purchase shall not exceed $1,500,000. The timing and amount of the Regular Purchases can be modified upon the mutual agreement of us and Lincoln Park.

We can also direct Lincoln Park to purchase additional amounts as accelerated purchases, under certain circumstances and provided the last closing sale price of our common stock is at least $0.50 per share, in an amount up to the lesser of (i) three times the number of shares purchased pursuant to such Regular Purchase or (ii) 30% of the trading volume on such accelerated purchase date. The purchase price for the additional shares is the lower of:

•	the closing sale price for the common stock on the date of sale; and

•	ninety-seven percent (97%) of the volume weighted average price of the common stock on the Nasdaq Global Market on the date of sale.

There is no upper or lower limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one trading day written notice.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to 24,766,904 shares of common stock, representing 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable Nasdaq rules (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.7114 per share (which represents the average of the closing prices of our common stock on the Nasdaq Global Market for the five business days immediately preceding the signing of the Purchase Agreement), plus an incremental amount to account for the issuance of the Commitment Shares to Lincoln Park. In addition, the Purchase Agreement does not permit the issuance of shares pursuant thereto to the extent that such issuance would exceed the number of shares of common stock then available for issuance pursuant to the Company’s certificate of incorporation in effect at such time.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, provided, however, that we shall not enter into any “Variable Rate Transaction” as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities during the 24 months after the date of the Purchase Agreement, as long as Lincoln Park holds more than 50,000 shares of our common stock.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension of our common stock from trading or the failure of our common stock to be listed on Nasdaq for a period of one business day;

•

the delisting of our common stock from Nasdaq; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•

the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within three business days after the applicable purchase date on which Lincoln Park is entitled to receive such securities;

•

any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•	our insolvency or our participation or threatened participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement;

•	if at any time we are not eligible to transfer our common stock electronically via DWAC; or

•	if at any time after the commencement date, the Exchange Cap is reached, to the extent it is applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to file a prospectus supplement relating to the sale of the shares of common stock to be issued to Lincoln Park under the Purchase Agreement pursuant to the registration statement of which this prospectus supplement forms a part or a new registration statement and use reasonable best efforts to keep such registration statement effective until the earlier of (i) the date on which Lincoln Park shall have sold all the shares under the Purchase Agreement and (ii) the earlier of (A) 180 days following the first day of the month immediately following the 24 month anniversary of the commencement date and (B) the nine months following the termination of the Purchase Agreement.

The above description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which will be filed and incorporated by reference into this prospectus supplement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)(3)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Shares to Lincoln Park Under the $16M Purchase Agreement(3)
$0.50	24,391,904	16.41%	$12,195,951.98
$0.74(4)	21,621,622	14.82%	$16,000,000.00
$1.00	16,000,000	11.41%	$16,000,000.00
$1.50	10,666,667	7.90%	$16,000,000.00
$2.00	8,000,000	6.05%	$16,000,000.00

1)

Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to the aggregate purchase price of $16,000,000. Does not reflect the Initial Purchase of 1,531,160 shares at $0.6531 per share.

2)

The denominator is based on shares outstanding as of December 26, 2019, including the 375,000 shares issued to Lincoln Park and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park. The numerator is based on the number of shares which we may issue to Lincoln Park under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

3)

The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.7114 per share (which represents the average of the closing prices of our common stock on the Nasdaq Global Market for the five business days immediately preceding the signing of the Purchase Agreement), plus an incremental amount to account for the issuance of the Commitment Shares to Lincoln Park, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Cap of 4.99%.

4)	The closing sale price of our common stock on December 26, 2019.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, as well as those below and the other documents incorporated by reference. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If we sell shares of our common stock under the Purchase Agreement, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.

Pursuant to the Purchase Agreement, we have agreed to sell $1,000,000.60 of shares of common stock to Lincoln Park as the initial purchase, up to an additional $15,000,000 shares of common stock over a 24-month period at our option and subject to certain limitations, and 375,000 shares of common stock as consideration for Lincoln Park’s commitment to enter into Purchase Agreement. For additional details on this financing arrangement, please refer to “Plan of Distribution” located elsewhere in this prospectus supplement. The sale of shares of our common stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. Lincoln Park may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline, which decline could be significant.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payments of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to raise additional capital when needed; our ability to maintain our listing on The Nasdaq Global Market or to obtain listing on another market or exchange; market acceptance of our technologies and products, and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other factors set forth in the section entitled “Risk Factors” below, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in or incorporated into this prospectus supplement and the accompanying prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus supplement and the accompanying prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We received $1,000,000.60 in the Initial Purchase and may receive up to an additional $15,000,000 over the term of the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $16,000,000 in gross offering proceeds permitted by this prospectus supplement.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

Our net tangible book value at September 30, 2019 was ($5,275,000), or ($0.04) per share of common stock. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

After giving effect to the sale of 21,621,622 shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, assuming $16,000,000 in proceeds and an average sale price of $0.74 per share of common stock (based on the closing sale price of our common stock on December 26, 2019), as well as the sale of the 375,000 Commitment Shares, our as adjusted net tangible book value as of September 30, 2019 would have been $10.7 million, or approximately $0.08 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.12 per share to existing shareholders and an immediate and substantial dilution of $0.66 per share to new investors.

The table and discussion above are based on 119,417,078 shares of our common stock outstanding as of September 30, 2019 and excludes, as of that date, the following:

•

5,206,384 shares of our common stock issuable upon exercise of outstanding options, of which approximately 2,314,682 were exercisable at a weighted average exercise price of $2.46 per share, under our 2013 Incentive Plan, as amended, or the Incentive Plan;

•	1,246,529 shares of our common stock underlying unvested stock awards; and

•	3,556,508 shares of our common stock reserved for issuance pursuant to the Incentive Plan.

The number of shares outstanding shown above does not reflect any issuances of shares following September 30, 2019, including 3,907,265 shares of our common stock issued to Lincoln Park during the fourth quarter of 2019 under a prior purchase agreement that we entered into with Lincoln Park on April 17, 2019.

To the extent that any of the outstanding options are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $16,000,000 in shares of our common stock, as well as 375,000 shares of common stock as Commitment Shares, that have been or may be issued by us directly to Lincoln Park under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We entered into the Purchase Agreement with Lincoln Park on December 27, 2019. In consideration for entering into the Purchase Agreement, we are issuing 375,000 shares of our common stock to Lincoln Park as Commitment Shares, all of which are covered by this prospectus supplement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $16,000,000 of shares of our common stock (including the initial purchase of $1,000,000) over the 24-month term of the Purchase Agreement. See “The Offering—Agreements with Lincoln Park.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Our common stock is listed on Nasdaq under the symbol “MVIS.”

Information with Respect to Lincoln Park

As of the date of the Purchase Agreement, Lincoln Park, beneficially owned 307,265 shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park, are deemed to be beneficial owners of all of the shares of our common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under this prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

LEGAL MATTERS

Ropes & Gray LLP, Boston, Massachusetts, will pass upon the validity of the securities offered by this prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs regarding a going concern emphasis and a change in accounting principle) given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. These documents are available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 6, 2019;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on April 26, 2019, July 19, 2019 and November 7, 2019, respectively;

•

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on  April 9, 2019, as amended and supplemented by the additional definitive proxy soliciting materials on Schedule 14A filed with the SEC on  April 9, 2019;

•

Our Current Reports on Form 8-K filed with the SEC on  January 3, 2019, March 12, 2019,  April 17, 2019 (only with respect to the information filed under Items 1.01 and 9.01),  April 23, 2019, May  23, 2019, June 14, 2019, July  23, 2019 and December 16, 2019; and

•

The description of our common stock set forth in Amendment No.  1 to our registration statement on Form SB-2 (Registration No.  333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our registration statement on Form 8-A (Registration No. 0-21221).

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. Requests should be directed to:

MicroVision, Inc.

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

PROSPECTUS

$60,000,000

MicroVision, Inc.

Common Stock

Preferred Stock

Warrants

We may sell from time to time up to $60,000,000 of our common stock, preferred stock, or warrants in one or more transactions.

We will provide specific terms of these securities and offerings in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “MVIS.” On November 9, 2018, the closing price of our common stock on The Nasdaq Global Market was $1.02 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 1 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our executive offices are located at 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2018.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to raise additional capital when needed; market acceptance of our technologies and products, and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other factors set forth in the section entitled “Risk Factors” below, and in the documents incorporated by reference into this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly or annual reports or other filings, including filings after the date hereof, with the Securities and Exchange Commission under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

MicroVision, Inc. is a pioneer in laser beam scanning (LBS) technology that we market under our brand name PicoP®. We have developed our proprietary PicoP® scanning technology that can be adopted by our customers to create high-resolution miniature projection and three-dimensional sensing and image capture solutions. PicoP® scanning technology is based on our patented expertise in micro-electrical mechanical systems (MEMS), laser diodes, opto-mechanics, and electronics and how those elements are packaged into a small form factor, low power scanning engine that can display, interact and sense, depending on the needs of the application. For display, the engine can project a high-quality image on any surface for use in pico projection and augmented or virtual reality. For sensing, we use infrared (IR) lasers to capture three-dimensional data in the form of a point cloud. Interactivity uses the 3D sensing function and the display function to project an image that the user could then interact with as one would a touch screen.

Our strategy includes selling LBS engines to original design manufacturers (ODMs) and original equipment manufacturers (OEMs). We plan to offer three scanning engines to support a wide array of applications: a small form factor display engine for consumer products, an interactive scanning engine for smart Internet of Things (IoT) products, and a light detection and ranging (LiDAR) engine for consumer electronic applications. We also are developing LiDAR for automotive collision avoidance systems.

In addition to selling modules, we have licensed our patented PicoP® scanning technology to other companies for incorporation into their scanning engines for projection. We sell our licensees key components needed to produce their laser scanning engines and/or license our technology in exchange for a royalty fee for each scanning engine they sell. Companies to whom we license our PicoP® scanning technology are typically ODMs or OEMs who are in the business of making components or products ready for sale to end users. To date, we have primarily focused on the consumer electronics market, however, we believe that our LBS technology creates a platform that could support multiple applications and markets including medical, industrial and automotive.

While we are optimistic about our technology and the potential for future revenues, we have incurred substantial losses since inception and we expect to incur a significant loss during the fiscal year ending December 31, 2018.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation, as amended, authorizes us to issue 150,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of October 30, 2018, there were 93,073,343 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

•	are entitled to any dividends validly declared;

•	will share ratably in our net assets in the event of a liquidation; and

•	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, warrants or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•

the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities offered hereby are not expected to be listed on a securities exchange or market, except for the common stock, which is currently listed on The Nasdaq Global Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 23, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC on May 10, 2018, August 1, 2018 and October 26, 2018, respectively;

•

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2018, as amended and supplemented by the additional definitive proxy soliciting materials on Schedule 14A filed with the SEC on April 20, 2018 and May 18, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on May 16, 2018 and June 7, 2018; and

•

The description of our common stock set forth in Amendment No.  1 to our registration statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our registration statement on Form 8-A (Registration No. 0-21221).

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern emphasis) given upon their authority as experts in accounting and auditing.

Up to $16,000,000 of Shares of Common Stock and

375,000 Shares of Common Stock as Commitment Shares

PROSPECTUS SUPPLEMENT

December 27, 2019